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                                                                    Exhibit 10.1


                 ON SEMICONDUCTOR 2002 EXECUTIVE INCENTIVE PLAN

1. PURPOSES.

         The purposes of the ON Semiconductor 2002 Executive Incentive Plan ("Plan") are to motivate the Company's Covered Employees (as defined below) to improve stockholder value by linking a portion of their cash compensation to the Company's financial performance, reward Covered Employees for improving the Company's financial performance, and help attract and retain such Covered Employees. The Plan is designed to ensure that the bonus paid hereunder to the Covered Employees of the Company is deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the "Code").

2. DEFINITIONS.

         The use of singular or plural defined terms in the Plan shall have the same meaning as in this Article 2.

         A. "Award" means any cash incentive payment made under the Plan.

         B. "Code" means the Internal Revenue Code of 1986, as amended.

         C. "Committee" means the Compensation Committee of ON's Board of Directors, or such other committee designated by that Board of Directors, which is authorized to administer the Plan under Section 3 hereof. The Committee shall consist of at least two individuals who qualify as outside directors of the Company under Code Section 162(m). The Committee shall have the sole discretion and authority to administer and interpret the Plan in accordance with Code
Section 162(m).

         D. "Company" means ON and any corporation or other business entity of which ON (i) directly or indirectly has an ownership interest of 50% or more, or
(ii) has a right to elect or appoint 50% or more of the board of directors or other governing body.

         E. "Covered Employee" means any employee of the Company who is a "covered employee" as within the meaning of Section 162(m)(3) of the Code.

         F. "ON" means ON Semiconductor Corporation.

         G. "Participant" means a Covered Employee who is designated by the Committee to participate in the Plan for a fiscal year (or performance period) pursuant to Article 4 of this Plan.

         H. "Plan" means the ON Semiconductor 2002 Executive Incentive Plan.

3. ADMINISTRATION.

         A. The Plan shall be administered by the Committee. The Committee shall have the authority to:

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                  (i) interpret and determine all questions of policy and
         expediency pertaining to the Plan;

                  (ii) adopt such rules, regulations, agreements and instruments as it deems necessary for its proper administration;

                  (iii) select Covered Employees to receive Awards;

                  (iv) determine the terms of Awards including, without limitation, the duration of any performance period;

                  (v) determine amounts subject to Awards (within the limits prescribed in the Plan);

                  (vi) determine whether Awards will be granted in replacement of or as alternatives to any other incentive or compensation plan of the Company or an acquired business unit;

                  (vii) accelerate the payment of Awards only as permitted under
         Section 162 (m) of the Code;

                  (viii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award notice;

                  (ix) take any and all other actions it deems necessary or advisable for the proper administration of the Plan;

                  (x) adopt such Plan procedures, regulations, subplans and the like as it deems are necessary to enable Covered Employees to receive Awards; and

                  (xi) amend the Plan at any time and from time to time, provided however that no amendment to the Plan shall be effective unless approved by the Company's stockholders, to the extent such stockholder approval is required under Section 162(m) of the Code.

         B. The Committee may delegate its authority to grant and administer Awards to a separate committee; however, only to the extent permitted under
Section 162(m) of the Code.

4. ELIGIBILITY.

         Participation in the Plan is limited in any fiscal year (or performance period) to each employee that the Committee concludes will likely be a Covered Employee for such fiscal year (or performance period). If an employee is designated in its discretion by the Committee to be a Participant under the Plan, but it is later determined that the Participant is in fact not a Covered Employee under the Code, such employee shall remain a Covered Employee for purposes of the Plan and shall remain a Participant in the Plan for such fiscal year (or performance period).

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5.  PERFORMANCE GOALS.

         A. The Committee shall establish performance goals in writing applicable to a particular fiscal year (or performance period) prior to its start, provided, however, that such goals may be established after the start of the fiscal year (or performance period) but while the outcome of the performance goal is substantially uncertain in accordance with the timing and method of establishing performance goals, as permitted under Code Section 162(m).

         B. Each performance goal shall identify one or more business criteria of the Company and/or any business unit that are to be monitored during the fiscal year (or performance period), such as:

         -        Net income
         -        Earnings per share
         -        Return on investment or assets
         -        Operating income
         -        Strategic positioning programs
         -        Return on equity
         -        New product releases
         -        Operating margin
         -        Gross profit
         -        Stockholder return
         -        Revenue
         -        Revenue growth
         -        New product development
         -        Market share
         -        Return on net assets
         -        Cash flow
         -        Earnings before interest, taxes, depreciation and amortization
                  (EBITDA)

         C. The Committee shall determine the target level of performance that must be achieved with respect to each criterion that is identified in a performance goal in order for a performance goal to be treated as attained.

         D. The Committee may base performance goals on one or more of the foregoing business criteria. In the event performance goals are based on more than one business criteria, the Committee may determine, in its discretion, to make Awards based on alternative criteria, weighting of criteria, or other relevant basis on which the Committee shall establish and determine.

6.  AWARDS.

         A. Awards may be made on the basis of Company and/or business unit performance goals and formulas determined by the Committee. During any fiscal year of the Company, no Participant shall receive an Award of more $5,000,000.

         B. The Committee, in its discretion, may reduce or eliminate a Participant's Award at any time before it is paid, whether or not calculated on the basis of pre-established performance goals or formulas.


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         C. The payment of an Award requires that the Participant be on the
Company's payroll as of the last day of the fiscal year (or performance period) and on the Company's payroll as of the date the Award is paid. The Committee may make exceptions to this requirement in the case of retirement, death or disability, as determined by the Committee in its sole discretion.

         D. The Company shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Award.

         E. At the discretion of the Committee, payment of an Award or any portion thereof may be deferred until a time established by the Committee. Deferrals shall be unfunded and shall be made in accordance with guidelines established by the Committee to ensure that such deferrals comply with applicable requirements of the Code and its regulations. Deferrals shall be initiated by the delivery of a written, irrevocable election by the Participant to the Committee or its nominee. Such election shall be made prior to the date specified by the Committee. The Committee may also credit earnings on cash payments that are deferred and set the rates of such interest.

7.  GENERAL.

         A. The Plan shall become effective as of January 1, 2002, subject to stockholder approval of the Plan at the Company's 2002 Annual Shareholders Meeting. The Plan shall terminate on December 31, 2006. No Award may be made under the Plan after the date the Plan terminates, but Awards made prior to that date may extend beyond that date.

         B. Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

         C. Participation in the Plan shall not give any Covered Employee any right to remain in the employ of the Company. Further, the adoption of this Plan shall not be deemed to give any Covered Employee or other individual the right to be selected as a Participant or to be granted an Award.

         D. To the extent any person acquires a right to receive payments from the Company under this Plan; such rights shall be no greater than the rights of an unsecured creditor of the Company.

         E. The Plan shall be governed by and construed in accordance with the laws of the State of Arizona.

         F. The Committee may suspend or terminate the Plan at any time with or without prior notice. In addition, the Committee may from time to time and with or without prior notice, amend or modify the Plan in any manner, but may not without stockholder approval adopt any amendment that would require the vote of stockholders of the Company pursuant to 162(m) of the Code.

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